AMENDMENT NO. 9

TO

MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

This Amendment dated as of May 24, 2019, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM International Mutual Funds (Invesco International Mutual Funds), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).

W I T N E S S E T H:

WHEREAS, the parties agree to amend the Agreement to add Invesco Oppenheimer Global Focus Fund, Invesco Oppenheimer Global Fund, Invesco Oppenheimer Global Opportunities Fund, Invesco Oppenheimer International Equity Fund, Invesco Oppenheimer International Growth Fund, Invesco Oppenheimer Global Multi-Asset Growth Fund and Invesco Oppenheimer International Small-Mid Company Fund;

NOW, THEREFORE, the parties agree that;

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

Funds

Invesco Asia Pacific Growth Fund

Invesco European Growth Fund

Invesco Global Growth Fund

Invesco Global Opportunities Fund

Invesco Global Small & Mid Cap Growth Fund

Invesco Global Responsibility Equity Fund

Invesco International Select Equity Fund

Invesco International Core Equity Fund

Invesco International Growth Fund

Invesco Oppenheimer Global Focus Fund

Invesco Oppenheimer Global Fund

Invesco Oppenheimer Global Opportunities Fund

Invesco Oppenheimer International Equity Fund

Invesco Oppenheimer International Growth Fund

Invesco Oppenheimer Global Multi-Asset Growth Fund

Invesco Oppenheimer International Small-Mid Company Fund

Invesco Select Opportunities Fund”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By: /s/ Jeffrey H. Kupor

Name:	Jeffrey H. Kupor

Title:	Senior Vice President

INVESCO CANADA LTD.

Sub-Adviser

By: /s/ Harsh Damani

Name:	Harsh Damani

Title: Chief Financial Officer, Funds and North America Head – Fund Accounting and Fund Expenses

By: /s/ David C. Warren

Name:	David C. Warren

Title: Executive Vice President and Chief Financial Officer

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By: /s/ Carsten Majer /s/ Alexander Taft

Name:	Carsten Majer Alexander Taft

Title:	Geschaftsfuhrer Geschaftscuhrer

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By: /s/ Graeme Proudfoot

Name:	Graeme Proudfoot

Title:	Director

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By: /s/ Masakazu Hasegawa

Name:	Masakazu Hasegawa

Title:	Managing Director

INVESCO HONG KONG LIMITED

Sub-Adviser

By: /s/ Pang Sun Chu /s/ Lee Siu Mei

Name:	Pang Sin Chu Lee Siu Mei

Title:	Authorized Signatories

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Stephen Swanson

Name:	Stephen Swanson

Title:	Secretary and General Counsel

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